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                                                                    Exhibit 10.3


                       FIFTH AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS FIFTH AMENDMENT to Credit Agreement (this "Amendment") is entered into as of the 9th day of October, 2001, by and among (a) Dominion Homes, Inc. (the "Company"), (b) the institutions from time to time party to the Credit Agreement (as defined below) as lenders (individually, a "Lender" and collectively, the "Lenders"), and (c) The Huntington National Bank ("Huntington"), in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, the "Administrative Agent").

                                    RECITALS:

A. As of May 29, 1998, the Company, the Lenders, the Administrative Agent, Huntington, in its capacity as Issuing Bank, and Huntington Capital Corp., in its capacity as Syndication Agent for the Lenders, executed a certain Credit Agreement, which was amended by a certain First Consent Agreement dated as of August 9, 1999, a certain First Amendment to Credit Agreement dated as of September 3, 1999, a certain Second Consent and Modification dated as of December 30, 1999, a certain Second Amendment to Credit Agreement dated as of May 26, 2000, a certain Third Amendment to Credit Agreement dated as of October 31, 2000, and a certain Fourth Amendment to Credit Agreement dated as of May 23, 2001 (as so amended, collectively the "Credit Agreement"), setting forth the terms of certain extensions of credit to the Company; and

         B. As of May 29, 1998, the Company executed and delivered to the Administrative Agent, inter alia, promissory notes in favor of each Lender, in the original aggregate principal sum of One Hundred Twenty Five Million Dollars ($125,000,000.00), that were thereafter replaced by certain replacement revolving notes, each dated May 26, 2000, in the aggregate principal sum of One Hundred Fifty Million Dollars ($150,000,000.00) (hereinafter collectively, the "2000 Notes"); and

         C. As of May 23, 2001, the Company executed and delivered to the Administrative Agent, inter alia, second replacement promissory notes in favor of The Huntington National Bank, KeyBank National Association, and Firstar Bank, N.A. (collectively, the "Replacement Notes"), which increased the aggregate principal sum owing to the Lenders to One Hundred Seventy Five Million Dollars ($175,000,000.00) (the Replacement Notes, together with the 2000 Notes in favor of Bank One, Michigan, National City Bank and Comerica Bank are hereinafter collectively, the "Notes"); and

D. In connection with the Credit Agreement and the Notes, the Company executed and delivered to the Administrative Agent certain other loan documents, consents, assignments, agreements, and instruments in connection with the indebtedness referred to in the Credit Agreement (all of the foregoing, together with the Notes and the Credit Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

E. The Company intends to form and own an insurance Subsidiary for the purpose of issuing home warranty insurance and has represented that such business is related and incidental to the current conduct of business of the Company and its Subsidiaries.

         F. THE COMPANY HAS REQUESTED THAT THE REQUIRED LENDERS AND THE ADMINISTRATIVE AGENT AMEND AND MODIFY CERTAIN TERMS AND COVENANTS IN THE CREDIT AGREEMENT TO PERMIT THE COMPANY TO (i) ESTABLISH A LETTER OF CREDIT FOR SUB INSURANCE SUBSIDIARY AND (ii) ENTER INTO GUARANTIES OF THE OBLIGATIONS OF ENTITIES IN WHICH THE COMPANY MAKES INVESTMENTS PERMITTED BY THE CREDIT AGREEMENT, AND THE REQUIRED LENDERS AND THE ADMINISTRATIVE AGENT ARE WILLING TO DO SO UPON THE TERMS AND CONDITIONS CONTAINED HEREIN.


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NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Subsection (e), "USE OF PROCEEDS FOR LETTERS OF CREDIT," of Section 1.2, "Letters of Credit," of the Credit Agreement is hereby amended to recite:

                         (e) USE OF PROCEEDS FOR LETTERS OF CREDIT. The Letters
                    of Credit shall be used by the Company, a Restricted Subsidiary or any Approved Joint Venture (i) to support bonding requirements for real estate site improvements or maintenance in favor of various municipal entities, (ii) to secure the Company's, a Restricted Subsidiary's or any Approved Joint Venture's contractual performance with respect to the Company's land and lot development activities, (iii) to secure the Company's, a Restricted Subsidiary's or any Approved Joint Venture's contractual performance in connection with land acquisition activities, and (iv) to provide admitted capital in connection with the Insurance Sub, subject to the limitations set forth in this Agreement.

         The remainder of Section 1.2, "LETTERS OF CREDIT," shall remain as originally written.

         3. Section 8.6, "CONTINGENT LIABILITIES," of the Credit Agreement is hereby amended to recite in its entirely as follows:

                  8.6      CONTINGENT LIABILITIES.

                           Neither the Company nor any of the Subsidiaries
                  directly or indirectly will create or become liable with respect to any Contingent Obligations, except (a) by indorsement of negotiable instruments for deposit or collection in the ordinary course of business; (b) the guaranty of Letters of Credit issued in connection with Approved Joint Ventures, (c) up to the maximum aggregate stated amount of $10,000,000.00 in guaranteed obligations outstanding at any time in connection with (i) Non-Facility Contingent Obligations, (ii) Indebtedness incurred by Approved Joint Ventures to sellers of real property and (iii) Indebtedness incurred by a Qualified Joint Venture; (d) the guaranty of any Indebtedness of the Company or any Subsidiary that is permitted to be incurred under Section 8.5 above; (e) the Company's contingent liability as a partner or joint venture partner in connection with joint ventures or partnerships; (f) the guaranty of any other Indebtedness not to exceed the sum of $100,000.00 in the aggregate outstanding at any time; (g) obligations, warranties and indemnities not relating to Indebtedness, which have been or are undertaken or made in the ordinary course of business; and (h) Contingent Obligations with respect to surety, appeal and performance bonds obtained by the Company or any Restricted Subsidiary. "Qualified Joint Venture" means any corporation, partnership, limited liability company or joint venture which meets all of the following criteria (i) the Company or a Restricted Subsidiary owns and controls not less than 50% of the ownership and voting power of such entity, (ii) the interest of the Company or such Restricted Subsidiary in such entity is an Investment in Joint Venture, and (iii) the Administrative Agent has approved the guaranty of such entity's Indebtedness.


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         4. Section 8.11, "INVESTMENTS, LOANS AND ADVANCES," of the Credit
Agreement is hereby amended to recite in its entirely as follows:

                  8.11     INVESTMENTS, LOANS AND ADVANCES.

                           Neither the Company nor any of its Subsidiaries shall
                  directly or indirectly make or own any Investment except: (a) cash or cash equivalents (marketable direct obligations issued or unconditionally guaranteed and backed by the full faith and credit of the United States government), bonds or other obligations of the United States of America, certificates of deposit issued by commercial banks with a minimum capital of $500,000,000.00, and commercial paper rated at least A-1 or P-1 and having a maturity of not more than one year; (b) Investments in Joint Ventures, provided that such Investment does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount; (c) Investments in Permitted Acquisitions not to exceed the aggregate Purchase Price of $25,000,000.00 after the date hereof, provided, however, that such Acquisition does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount; (d) Investments in Restricted Subsidiaries, provided, however, that such Investments does not cause the Company and its Subsidiaries to exceed the Maximum New Market Investment Amount; (e) investments consisting of deposit accounts maintained or managed by the Company or its Subsidiaries; (f) loans or advances to employees of the Company or any Subsidiary, which loans and advances shall not in the aggregate exceed $200,000.00 outstanding at any time; (g) Investments up to the sum of $2,000,000 after the date hereof in one or more mortgage companies which (i) conduct business in areas in which the Company or its Subsidiaries also conduct business and (ii) are principally in the residential mortgage lending business; (h) loans and advances evidenced by promissory notes from the purchasers of any of the Company's real property (individually which shall not exceed the purchase price paid for such property) in an amount not to exceed the aggregate sum of $2,000,000.00 outstanding at any time; (i) Investments in Dominion Homes Structural Insurance Risk Retention Group, LLC or similar entity, a South Carolina limited liability company (the "Insurance Sub") not to exceed the aggregate sum of $500,000 outstanding at any time; and (j) any other Investment (including Alliance Title Agency, Ltd.) not to exceed the aggregate amount of $100,000 outstanding at any time.

         5. The following defined terms are hereby added to Section 14.3, "DEFINED TERMS," of the Credit Agreement in their appropriate alphabetical order and shall recite in their entirety as follows:

         "Insurance Sub" is defined in Section 8.11.

         "Qualified Joint Venture" is defined in Section 8.6.

The remainder of Section 14.3, "DEFINED TERMS," of the Credit Agreement shall remain as originally written.

         6. Schedule 7.4 - CORPORATE INFORMATION to the Loan Agreement is hereby replaced with Schedule 7.4 - CORPORATE INFORMATION attached hereto and made a part hereof.

         7. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of October 9, 2001, upon satisfaction of all of the following conditions precedent:


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         (a) The Administrative Agent shall have received seven duly executed copies of this Amendment, the loan documents referenced on Exhibit 7(a) attached hereto, and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Administrative Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

(b) The representations contained in paragraph 8 below shall be true and accurate in all respects.

         8. REPRESENTATIONS. The Company represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Company in the Credit Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Company has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Credit Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

         9. AMENDMENT TO CREDIT AGREEMENT. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "Credit Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders and the Administrative Agent may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Company which would require the consent of the Lenders and the Administrative Agent, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Company ratifies and confirms each term, provision, condition and covenant set forth in the Credit Agreement and the Loan Documents and acknowledges that the agreements set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         10. AUTHORITY. The Company hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Company has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Company has been duly authorized to execute and deliver the same and bind the Company with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Company and the performance and observance by the Company of the provisions hereof do not violate or conflict with the articles of incorporation or code of regulations of the Company or any law applicable to the Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the Company; and (d) this Amendment constitutes a valid and legally binding obligation upon the Company in every respect.

         11. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         12. COSTS AND EXPENSES. The Company agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent's counsel with respect thereto.


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         13. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

                  IN WITNESS WHEREOF, the Company, the Lenders and the Administrative Agent have hereunto set their hands as of the date first set forth above.

                                    THE COMPANY:

                                    DOMINION HOMES, INC.

                                    By: /s/ Peter J. O'Hanlon
                                    Its: Chief Financial Officer


                                    THE LENDERS:

                                    THE HUNTINGTON NATIONAL BANK

                                    By: /s/ William R. Remias
                                    Its: Vice President
                                    Revolving Credit Commitment:  $49,000,000


                                    BANK ONE, MICHIGAN f/k/a NBD BANK

                                    By: /s/ Mary Jo Forte
                                    Its: First Vice President
                                    Revolving Credit Commitment:  $30,000,000


                                    KEYBANK NATIONAL ASSOCIATION

                                    By: /s/ Robert L. Zelina
                                    Its: Vice President
                                    Revolving Credit Commitment:  $35,000,000


                                    NATIONAL CITY BANK

                                    By: /s/ Steven A. Smith
                                    Its: Senior Vice President
                                    Revolving Credit Commitment:  $21,000,000


                                    FIRSTAR BANK, N.A. f/k/a STAR BANK, N.A.

                                    By: /s/ Marilyn K. Miller
                                    Its: Vice President
                                    Revolving Credit Commitment:  $25,000,000


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                                    COMERICA BANK

                                    By:/s/ Charles L. Weddell
                                    Its: Vice President
                                    Revolving Credit Commitment:  $15,000,000


                                    ADMINISTRATIVE AGENT:

                                    THE HUNTINGTON NATIONAL BANK


                                    By: /s/ William R. Remias
                                    Its: Vice President


                                       33

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                                  EXHIBIT 7(a)



1.   Certification of Resolutions by Company and Guarantors

2. If available, Closing Certificate of Dominion Homes Structural Insurance Risk Retention Group, LLC ("Insurance Sub") with the following exhibits:

     a. Certificate of Authorization from the South Carolina Secretary of State
     b. Certified copy of formation document from the South Carolina Secretary of State
     c.   Bylaws

                      SCHEDULE 7.4 - CORPORATE INFORMATION



                As of October 9, 2001, Dominion Homes, Inc. has:

     One class of capital stock authorized by the Company's Articles of Incorporation consisting of 12 million common shares without stated value. The Company has the following subsidiaries:

     1. Dominion Homes of Kentucky GP, LLC ("DHKGPLLC"), which is wholly owned by the Borrower; and

     2. Dominion Homes of Kentucky Ltd, which is 99% owned by the Borrower and 1% by DHKGPLLC.

     3. Dominion Homes Financial Services, Ltd. ("DHFS"), which is wholly owned by the Borrower.

     6,368,470 common shares issued and outstanding.

     The Company's federal tax identification number is 31-1393233.

     DHKGPLLC's federal tax identification number is 61-1358134.

     Dominion Homes of Kentucky Ltd's federal tax identification number is 61-1357950.

     DHFS's federal tax identification number is 31-1679135.